UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 14, 2007

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 14, 2007, Advanced Micro Devices, Inc. (the “Company”) issued $1.5 billion aggregate principal amount of 5.75% Convertible Senior Notes due 2012 (the “Notes”). The terms of the Notes are governed by an Indenture (the “Indenture”), dated as of August 14, 2007, by and between the Company and Wells Fargo Bank, National Association, as Trustee. A copy of the Indenture, including the form of the Notes, is attached as Exhibit 4.1 to this report, the terms of which are incorporated herein by reference. The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture. Additional information pertaining to the Notes is contained in Items 2.03 and 3.02 and is incorporated herein by reference.

In connection with the issuance and sale of the Notes, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated August 14, 2007, between the Company and Lehman Brothers Inc. (the “Initial Purchaser”). A copy of the Registration Rights Agreement is attached as Exhibit 10.1 to this Report, the terms of which are incorporated herein by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•

file a shelf registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) as soon as practicable, but no later than November 12, 2007 for the resale by holders of the Notes and the shares of common stock of the Company issuable upon conversion of the Notes (the “Conversion Shares”);

•	use its reasonable best efforts to cause that Registration Statement to be declared effective by the SEC as promptly as practicable, but in no event later than February 10, 2007; and

•	use its reasonable best efforts to keep the Registration Statement effective until such time as all of the Notes and the Conversion Shares cease to be outstanding or have either been:

•	sold pursuant to the Registration Statement; or

•

sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), under circumstances in which any legend borne by the Notes or the Conversion Shares relating to restrictions on transferability thereof is removed or the Notes or the Conversion Shares are eligible to be sold pursuant to Rule 144(k) under the Securities Act.

If the Company does not meet these deadlines then, subject to certain exceptions, additional interest will accrue on the Notes to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of Notes to and including the 90th day following such registration default, or 0.50% of the principal amount thereafter, for the period during which the registration default is not cured. In no event will such additional interest accrue at a rate per year exceeding 0.50%.

The Initial Purchaser and its affiliates have performed various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates and may do so in the future. Lehman Brothers OTC Derivatives Inc., an affiliate of the Initial Purchaser, is the counterparty in a capped call transaction the Company entered into in connection with the issuance of the Company’s 6.00% Convertible Senior Notes due 2015 in April 2007.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 14, 2007, the Company issued $1.5 billion aggregate principal amount of 5.75% Convertible Senior Notes due 2012. The Notes bear interest at 5.75% per annum. Interest is payable in arrears on February 15 and August 15 of each year beginning February 15, 2008. The Notes mature on of August 15, 2012.

The Notes will be convertible, in whole or in part, at any time prior to the close of business on the business day immediately preceding the maturity date of the notes, into Conversion Shares, based on an initial conversion rate of 49.6771 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $20.13 per share. This initial conversion price represents a premium of 50% relative to the last reported sale price of the Company’s common stock on August 8, 2007 (the trading date preceding the date of pricing of the Notes) of $13.42 per share. The conversion rate will be adjusted for certain anti-dilution events. In addition, the conversion rate will be increased in the case of corporate events that constitute a fundamental change (as defined in the Indenture) of the Company under certain circumstances. Holders of the Notes may require the Company to repurchase the Notes for cash equal to 100% of the principal amount to be repurchased plus accrued and unpaid interest upon the occurrence of a fundamental change (as defined in the Indenture) or a termination of trading (as defined in the Indenture).

The Notes rank equally in right of payment with the Company’s existing and future senior debt and senior in right of payment to all of its future subordinated debt. The Notes rank junior in right of payment to all of the Company’s existing and future senior secured debt to the extent of the collateral securing such debt and are structurally subordinated to all existing and future debt and liabilities of the Company’s subsidiaries.

The following events are considered “Events of Default,” which may result in the acceleration of the maturity of the Notes:

•	The Company’s failure to pay when due the principal on any of the Notes at maturity, upon exercise of a repurchase right, declaration or otherwise;

•	The Company’s failure to pay interest (including additional interest, if any) on any of the Notes for 30 days after the date when due;

•	The Company’s failure to convert the Notes for Conversion Shares in accordance with the terms of the Indenture, upon exercise of a holder’s conversion right;

•	The Company’s failure to give timely notice of a fundamental change or termination of trading;

•	The Company’s failure to comply with certain restrictions on the Company’s ability to merge, consolidate or sell substantially all of its assets;

•

The Company’s failure to perform or observe any other covenants under the Indenture governing the Notes for a period of 60 days after receiving written notice of such failure from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding;

•

A default by the Company or any of its majority-owned subsidiary under any indebtedness that results in acceleration of such indebtedness, or the failure to pay any such indebtedness at maturity, in an aggregate principal amount in excess of $50 million, and such acceleration has not been rescinded or annulled within 60 days;

•

Any judgment or judgments for the payment of money in an aggregate amount in excess of $50 million shall be rendered against the Company and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; or

•	Certain events of bankruptcy, insolvency or reorganization with respect to the Company or any significant subsidiary.

Additional information pertaining to the Notes is contained in Items 1.01 and 3.02 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On August 14, 2007, the Company issued $1.5 billion aggregate principal amount of the 5.75% Convertible Senior Notes due 2012 to the Initial Purchaser in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The Initial Purchaser received an aggregate commission of approximately $20.6 million in connection with the offering of the Notes.

The net proceeds from this offering will be approximately $1,479 million, after deducting the Initial Purchaser’s discounts and commissions and estimated offering expenses payable by the Company. The Company used all of the net proceeds, together with available cash, to repay in full the outstanding balance of the term loan the Company entered into with Morgan Stanley Senior Funding, Inc. in October 2006 and all security interests under the term loan have been released. If the Initial Purchaser exercises its 30-day option to purchase up to $225 million aggregate principal amount of additional Notes to cover over-allotment options, if any, the Company expects to use the additional net proceeds for general corporate purposes, including working capital and capital expenditures.

The Company offered and sold the Notes to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and the Conversion Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has entered into a Registration Rights Agreement for the resale by holders of the Notes and the Conversion Shares (see Item 1.01 above).

Additional information pertaining to the Notes is contained in Items 1.01 and 2.03 and is incorporated herein by reference.

This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01	Other Events.

In a press release issued on August 14, 2007, the Company announced the closing of its previously announced offering of $1.5 billion aggregate principal amount of 5.75% of Convertible Senior Notes due 2012. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Indenture, dated August 14, 2007, between Advanced Micro Devices, Inc. and Wells Fargo Bank, National Association, including the form of 5.75% Convertible Senior Notes due 2012.

10.1	Registration Rights Agreement, dated August 14, 2007, between the Company and Lehman Brothers Inc.

99.1	Press release, dated August 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2007	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated August 14, 2007, between Advanced Micro Devices, Inc. and Wells Fargo Bank, National Association, including the form of 5.75% Convertible Senior Notes due 2012.

10.1	Registration Rights Agreement, dated August 14, 2007, between the Company and Lehman Brothers Inc.

99.1	Press release, dated August 14, 2007.